Exhibit 1.1

Execution Version

Toll Brothers, Inc.

6,250,000 Shares

Common Stock

($0.01 par value)

Underwriting Agreement

November 7, 2013

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

SunTrust Robinson Humphrey, Inc.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Ladies and Gentlemen:

Toll Brothers, Inc., a corporation organized under the laws of Delaware (the “Issuer”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Annex A hereto (collectively, the “Underwriters”), for whom Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. (collectively, “you” or the “Representatives”) are acting as representatives, 6,250,000 shares of common stock, $0.01 par value (the “Common Stock”), of the Issuer (said shares to be issued and sold by the Issuer being hereinafter called the “Underwritten Securities”). The Issuer also proposes to grant to the Underwriters an option to purchase up to 937,500 additional shares of Common Stock (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain terms used herein are defined in Section 16 hereof.

The Issuer has prepared and filed with the Commission under the Securities Act a registration statement on Form S-3 (File No. 333-178130), including a prospectus (the “Base Prospectus”), relating to, among other things, common stock to be issued from time to time by the Issuer. The Issuer has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary Prospectus Supplement specifically relating to the Securities together with the Base Prospectus. If the Issuer has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of

Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Issuer had prepared the following information (collectively, the “Time of Sale Information”): (i) a Preliminary Prospectus dated November 7, 2013, (ii) each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto and (iii) the public offering price of the Securities.

1. Representations and Warranties. The Issuer represents and warrants to the Underwriters as set forth below in this Section 1.

(a) Registration Statement, Issuer Free Writing Prospectus and Time of Sale Information.

(i) The Issuer meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 on Form S-3, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Time of Sale, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent each Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Time of Sale or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Time of Sale Information) as the Issuer has advised you, prior to the Time of Sale, will be included or made therein. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x).

(ii) The Registration Statement is an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuer, and the Securities, since their registration pursuant to the Registration Statement, have been and remain eligible for registration by the Issuer on a Rule 405 “automatic shelf registration statement.” No stop order suspending the effectiveness of the Registration Statement is in effect; the Issuer has not been notified that any proceeding for that purpose has been instituted by the Commission or by the state securities authority of any jurisdiction and, to the knowledge of the Issuer, no such proceeding has been threatened. On each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Time of Sale, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(iii) (a) The Time of Sale Information and (b) each electronic road show, if any, when taken together as a whole with the Time of Sale Information, at the Time of Sale did not, and at the Closing Date and any settlement date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Issuer in writing by the Underwriters expressly for use in such Time of Sale Information.

(iv) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(b) Well-Known Seasoned Issuer. The Issuer is a “well-known seasoned issuer” and is not an “ineligible issuer” in connection with the offering of the Securities, in each case as defined in Rule 405 under the Securities Act and at the times specified in the Securities Act in connection with the offering of the Securities. The Issuer has paid the registration fee for this offering or will pay such fee within the time period required by such pursuant to Rule 456(b)(1) under the Securities Act prior to the Closing Date, without giving effect to the proviso in Rule 456(b)(1)(i).

(c) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, except to the extent otherwise superseded by a subsequently filed document with the Commission, conformed, and any documents so filed and incorporated by reference after the date of this Agreement and on or prior to the Closing Date will conform, when they are filed with the Commission, in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise specifically stated therein, (a) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Issuer and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), and (b) there has not been any change in the capital stock (other than as a result of the exercise of stock options) or long-term debt (other than as a result of payments on purchase money mortgages) of the Issuer or any of its subsidiaries, and there has been no dividend or distribution of any kind declared, paid or made by the Issuer on any class of its capital stock.

(e) Exchange Act Reporting. The Issuer is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(f) No Stabilization. None of the Issuer or its affiliates has taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(g) Organization and Good Standing. Each of the Issuer and its subsidiaries has been duly incorporated (if a corporation) or formed (if a partnership, limited liability corporation or trust) and is validly existing as a corporation, partnership, limited liability company or trust, as the case may be, in good standing (if applicable) under the laws of its jurisdiction of incorporation or formation, as the case may be (except where the failure to be in good standing would not result, individually or in the aggregate, in a Material Adverse Change), with full corporate or other organizational power and authority to own or lease, as the case may be (except where the failure to have full corporate or other organizational power and authority to own or lease, as the case may be, would not result, individually or in the aggregate, in a Material Adverse Change), and to operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership, limited liability company or trust, as the case may be, under the laws of each jurisdiction that requires such qualification (except where the failure to so qualify would not result, individually or in the aggregate, in a Material Adverse Change).

(h) Capitalization. The Issuer has an authorized capitalization as set forth in the Time of Sale Information and the Prospectus under the heading “Capitalization,” all the outstanding shares of capital stock or outstanding interests of the Issuer and each of its subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Time of Sale Information and the Prospectus, all outstanding shares of capital stock or outstanding interests of such subsidiaries are owned by the Issuer either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(i) Authorization of Transaction Documents. This Agreement has been duly authorized, executed and delivered by the Issuer.

(j) Description of the Securities. The statements made in each of the Time of Sale Information and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects.

(k) No Consents. The Issuer has all requisite corporate or other organizational power and authority and has taken all requisite corporate or other organizational action, to enter into and perform this Agreement, to issue or sell the Securities, and no consent, authorization, approval or order of or filing with any court or governmental agency or body is required for the performance by the Issuer of its obligations under this Agreement or the issuance or sale of the Securities, except such as will be obtained under the Securities Act and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.

(l) No Violations. None of the execution and delivery of this Agreement, the issue and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof, will conflict with, result in a breach or violation of, or impose any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) the charter, by-laws or other similar organizational document of the Issuer or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its respective properties (except in the cases of clauses (ii) and (iii) for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that would not result, individually or in the aggregate, in a Material Adverse Change).

(m) Financial Statements and Information. The consolidated historical financial statements and schedules of the Issuer and its consolidated and consolidating subsidiaries incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). To the knowledge of the Company, the statements of revenue of Shapell Industries, Inc. for the eight-month period ended August 31, 2013 included in the Time of Sale Information and the Prospectus present fairly in all material respects the revenue of Shapell Industries, Inc. for such period and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

(n) Legal Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is, to the best knowledge of the Issuer, pending or threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to result, individually or in the aggregate, in a Material Adverse

Change, except as set forth, incorporated by reference in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(o) Real and Personal Property. Each of the Issuer and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(p) No Violation. Neither the Issuer nor any subsidiary is in violation or default of (i) any provision of its charter, by-laws or other similar organizational document; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable (except in the cases of clauses (ii) and (iii) for such violations or defaults that would not result, individually or in the aggregate, in a Material Adverse Change).

(q) Independent Registered Public Accounting Firm. Ernst & Young LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is the independent registered public accounting firm with respect to the Issuer within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(r) Taxes. Each of the Issuer and its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not result, individually or in the aggregate, in a Material Adverse Change), whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(s) No Labor Disputes. No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or, to the best knowledge of the Issuer, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, which problem, dispute or labor disturbance could result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(t) Investment Company. The Issuer is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will not be, an “investment company” as defined in the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Issuer’s securities.

(u) Insurance. The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, which denials or defenses if resolved adversely to the Issuer would result, individually or in the aggregate, in a Material Adverse Change; neither the Issuer nor any such subsidiary has (i) been refused any insurance coverage sought or applied for or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires, except that, in either (i) or (ii), the Issuer and any such subsidiary believe that if any such coverage is refused, they will be able to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(v) No Restrictions on Subsidiaries. Except for minimum capital requirements of law or contract, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary, except as described in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(w) Licenses and Permits. The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except where the failure to possess such licenses, certificates, permits or other authorizations would not result, individually or in the aggregate, in a Material Adverse Change) and neither the Issuer nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would result, individually or in the aggregate, in a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(x) Accounting Controls. The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurance that, in reference to the Issuer and its subsidiaries on a consolidated basis, (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Sarbanes-Oxley Act. There is and has been no failure on the part of the Issuer and any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(z) Disclosure Controls. The Issuer has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Issuer and its subsidiaries is made known to the chief executive officer and chief financial officer of the Issuer by others within the Issuer or any subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Issuer’s auditors and the audit committee of the board of directors of the Issuer have been advised of: (A) any significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the Issuer’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Any certificate signed by any officer of the Issuer and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to the Underwriters.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to the several Underwriters, and each of the Underwriters severally and not jointly agrees to purchase from the Issuer, at a purchase price of $30.72 per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name on Annex A hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 937,500 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 A.M., New York City time, on November 14, 2013 at the offices of Cahill Gordon & Reindel LLP, or at such time on such later date (not more than three Business Days after the foregoing date) or such other place as the

Representatives shall designate, which date and time may also be postponed by agreement between the Representatives and the Issuer (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the accounts of the several Underwriters against payment of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised, the notice described therein shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein; provided, however, that in the event that such date and time of delivery is to be the Closing Date, the requirement in this sentence shall be waived. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such settlement date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

It is understood and agreed that the several Underwriters propose to offer the Securities to the public as set forth in the Time of Sale Information.

(d) The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriters have advised or is currently advising the Issuer on related or other matters). The Issuer agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

3. Agreements. The Issuer agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment to the Registration Statement or supplement (including the Prospectus or any Time of Sale Information) to the Base Prospectus unless the Issuer has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any

supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, the Issuer will (i) notify promptly the Representatives so that any use of the Time of Sale Information may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Information to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) [Reserved.]

(d) [Reserved.]

(e) The Issuer will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Time of Sale Information, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Issuer will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Issuer, a registrar for the Common Stock.

(g) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus included in Annex B hereto and, if applicable, any electronic road show. Any such free writing prospectus consented to by the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has

complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Issuer will use its best efforts, in cooperation with the Underwriters, to arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuer will promptly advise the Representatives of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(i) (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) of this Section 3, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Issuer will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (a) of this Section 3, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(j) The Issuer will make generally available to its security holders (and the Representatives) as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Issuer occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(k) The Issuer will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(l) The Issuer will cooperate with the Representatives and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(m) The Issuer will not, without the prior written consent of Citigroup Global Markets, Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any controlled affiliate of the Issuer or any person in privity with the Issuer or any controlled affiliate of the Issuer) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, in each case for a period of 60 days after the date of this Agreement; provided, however, that the Issuer may issue and sell Common Stock pursuant to any employee or director equity compensation plan, stock option plan, stock ownership plan, dividend reinvestment plan or other equity plan of the Issuer in effect at the Time of Sale, and the Issuer may issue Common Stock issuable upon the conversion of securities or the exercise of options outstanding at the Time of Sale.

(n) The Issuer will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(o) The Issuer agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (i) the costs of the preparation and printing of the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Time of Sale Information and the Prospectus and each amendment or supplement thereto, (ii) the costs of printing and distributing to the Underwriters and any selected dealers the Registration Statement, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Time of Sale Information and the Prospectus, and all amendments or supplements thereto, as provided in this Agreement, (iii) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange, (iv) the fees and expenses of any transfer agent or registrar for the Securities and (v) the fees and disbursements of the counsel and accountants for the Issuer.

4. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein at the Time of Sale, the Closing Date and any settlement date, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act, shall be pending before or, to the knowledge of the Issuer, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing

Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 3(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) The Issuer shall have requested and caused the General Counsel of the Issuer (or, at the Issuer’s option, one or more other counsel reasonably acceptable to the Representatives) to furnish to the Underwriters such counsel’s opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit B hereto.

(c) Cravath, Swaine & Moore LLP, counsel for the Issuer, shall have furnished to the Underwriters their opinion and a negative assurance letter, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit C hereto.

(d) The Representatives shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, an opinion and a negative assurance letter, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Time of Sale Information and the Prospectus (as amended or supplemented at the Closing Date) (it being understood that such counsel need not express any comment with respect to the financial statements or any other financial or statistical data that is included in or omitted from the Registration Statement, the Time of Sale Information and the Prospectus) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the President or an Executive or Senior Vice President and the principal financial or accounting officer of the Issuer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, any amendments or supplements to the Registration Statement, the Time of Sale Information and the Prospectus and this Agreement and that:

(i) no order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act is pending before or, to their knowledge, threatened by the Commission;

(ii) the representations and warranties of the Issuer in this Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Change” shall be true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iii) since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(f) On the date of this Agreement and on the Closing Date, the Issuer shall have requested and caused Ernst & Young LLP to furnish to the Representatives, “comfort letters,”

dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, with respect to both the Issuer and its subsidiaries and Shapell Industries, Inc., confirming that they are an independent registered public accounting firm within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. References to the Registration Statement, the Time of Sale Information and the Prospectus in this Section 4(f) include any amendments or supplements thereto at the date of the applicable letter.

(g) Subsequent to the Time of Sale or, if earlier, the dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter referred to in Section 4(f) hereof; or (ii) any Material Adverse Change, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Time of Sale, there shall not have been any decrease in the rating of any of the debt securities of the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” registered under Section 15(e) of the Exchange Act or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) At the Time of Sale, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each person or entity listed on Exhibit A-1 hereto.

(j) On or prior to the Closing Date, the Issuer shall have furnished to the Representatives a Chief Financial Officer’s Certificate substantially in the form of Exhibit D hereto.

(k) At the Closing Date, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(l) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions, letters and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 4 will be delivered at the office of Cahill Gordon & Reindel LLP, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.

5. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because of any termination pursuant to Section 7 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Issuer will reimburse the Underwriters on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

6. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless each of the Underwriters, the directors, officers, employees and agents of each of the Underwriters and each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Information (or any part thereof), the Prospectus or any electronic roadshow and any Issuer Free Writing Prospectus (or in any supplements or amendments thereto), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Information or the Prospectus, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) The Underwriters severally and not jointly agree to indemnify and hold harmless the Issuer, each of the directors, officers, general partners, managers and managing members, as the case may be, of the Issuer and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to an Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Time of Sale Information or the Prospectus (or in any amendments or supplements thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer acknowledges that the statements set forth in the tenth paragraph (first and second sentences) and the eleventh paragraph (third and fourth sentences) under the heading “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by the Underwriters for inclusion in the Registration Statement, the Time of Sale Information, the Prospectus, any electronic roadshow and any Issuer Free Writing Prospectus (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. An indemnifying party may participate in its own expense in the defense of any action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses or more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (a) such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (b) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuer and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriters be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Underwriters hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions in each case set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Underwriters within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act and each officer, director, general partner, manager and managing member, as the case may be, of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

7. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuer’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchanges; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by this Agreement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto); or (iv) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has been a Material Adverse Change.

8. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Underwriters or the Issuer or any of the officers, directors, general partners, managers or managing members, as the case may be, or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. Notwithstanding anything to the contrary contained herein, the provisions of Sections 5 and 6 hereof shall survive the termination or cancellation of this Agreement.

9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Citigroup Global Markets Inc., General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; if sent to Deutsche Bank Securities Inc., will be mailed, delivered or telefaxed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, (fax no.: (212) 469-7875), with a copy to General Counsel (fax no.: (212) 797-4561); if sent to SunTrust Robinson Humphrey, Inc., will be mailed, delivered or telefaxed to 3333 Peachtree Road, Atlanta, Georgia 30326, Attention: Investment Grade Debt Capital Market (fax no.: (404) 926-5129); or if sent to the Issuer, will be mailed, delivered or telefaxed to Toll Brothers, Inc., Chief Executive Officer (fax no.: (215) 938-8255) and confirmed to 250 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Douglas C. Yearley, Jr., Chief Executive Officer, and confirmed to the General Counsel at the same address.

10. Successors. This Agreement is binding upon the parties hereto and their respective successors and will inure to the benefit of the officers, directors, general partners, managers and managing members, as the case may be, and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Annex A hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Annex A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. In the event that the nondefaulting Underwriters are not obligated to take up and pay for the Securities of the defaulting Underwriter and do not arrange for the purchase of such Securities of a defaulting Underwriter or Underwriters, then the Issuer shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the nondefaulting Underwriters to purchase such Securities. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Time of Sale Information and the Prospectus or in any other documents or arrangements may be effected. If nondefaulting Underwriters are not obligated to take up and pay for the Securities of the defaulting Underwriter and do not elect to purchase all the Securities and the Issuer does not arrange for another satisfactory purchaser, then this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuer. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer or any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

13. Waiver of Jury Trial. The Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transaction contemplated hereby.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Authority of the Representatives. Any action by the Underwriters hereunder must be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

18. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 405 under the Securities Act.

“Prospectus Delivery Period” shall mean such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a Prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by the Underwriters or any dealer.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuer and the Underwriters.

Very truly yours,

TOLL BROTHERS, INC.,
As Issuer

By:	/s/ Martin P. Connor
	Name:	Martin P. Connor
	Title:	Senior Vice President and Chief Financial Officer

S-1

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Clayton Hale III
Name: Clayton Hale III
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Warren Estey
Name: Warren Estey
Title: Managing Director

By:	/s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Director

SUNTRUST ROBINSON HUMPHREY, INC.

By:	/s/ Jonathan C. Biele
Name: Jonathan C. Biele
Title: Managing Director

For themselves and the other

several Underwriters named in

Annex A to the foregoing

Agreement

S-2

ANNEX A

Underwriter	Number of Underwritten Securities to be Purchased

Citigroup Global Markets Inc.	1,875,000
Deutsche Bank Securities Inc.	1,125,000
SunTrust Robinson Humphrey, Inc.	875,000
RBS Securities Inc.	750,000
PNC Capital Markets LLC	625,000
Capital One Securities, Inc.	187,500
Wells Fargo Securities LLC	187,500
Piper Jaffray & Co.	187,500
SMBC Nikko Securities America, Inc.	125,000
Comerica Securities, Inc.	125,000
Regions Securities LLC	125,000
TD Securities (USA) LLC	62,500

Total	6,250,000

Annex A-1

ANNEX B

Schedule of Free Writing Prospectuses Included in the Time of Sale Information

1.	Presentation slides used in a conference call and live webcast to review the announcement of the proposed acquisition of Shapell Industries, Inc., dated November 7, 2013.

Annex B-1

EXHIBIT A

Form of Lock-up Agreement

[Letterhead of officer, director or major shareholder

of Toll Brothers, Inc.]

Toll Brothers, Inc.

Public Offering of Common Stock

November 7, 2013

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

SunTrust Robinson Humphrey, Inc.

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter (this “Lock-up Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Toll Brothers, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc. (“Citi”), Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc. as representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citi, offer, sell, contract to sell, pledge or otherwise dispose of, in one or more transactions, more than an aggregate of 33,000 shares of Common Stock (or enter into any transaction which is designed to, or might reasonably be expected to, result in any disposition in excess of such stated amount (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any controlled affiliate of the undersigned or any person in privity with the undersigned or any controlled affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or the public announcement of an intention to effect any such prohibited transaction, for a period from the date hereof until 60 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of (i) as bona fide gifts; (ii) by will or intestacy to any charitable organization, heir, family member, or trust or partnership the beneficiaries or partners of which are heirs or family members; or (iii) to partners, members or shareholders of the undersigned, provided that each donee, transferee, distributee or other recipient that receives shares of Common Stock pursuant to these exceptions (i)-(iii) shall execute and deliver to Citi a duplicate form of this Lock-up Agreement.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the date hereof if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

If for any reason the Underwriting Agreement is not executed and delivered within seven days from the date of this Lock-up Agreement or if for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

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Yours very truly,

Name:

EXHIBIT A-1

LIST OF PERSONS AND ENTITIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
Robert I. Toll	Executive Chairman of the Board and Director

Bruce E. Toll	Vice Chairman of the Board and a Director

Robert S. Blank	Director

Edward G. Boehne	Director

Richard J. Braemer	Director

Christine N. Garvey	Director

Carl B. Marbach	Director

Stephen A. Novick	Director

Paul E. Shapiro	Director

Douglas C. Yearley, Jr.	Chief Executive Officer and Director

Martin P. Connor	Senior Vice President, Chief Financial Officer and Treasurer

Richard T. Hartman	President and Chief Operating Officer

Joseph R. Sicree	Senior Vice President and Chief Accounting Officer

EXHIBIT B

Form of Opinion of General Counsel

[see attached]

EXHIBIT C

Form of Opinion of Cravath, Swaine & Moore LLP

[see attached]

EXHIBIT D

Chief Financial Officer’s Certificate

[see attached]